UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2016 (May 13, 2016)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously reported, on May 11, 2016, Linn Energy, LLC (the “Company”), LinnCo, LLC, an affiliate of the Company, certain of the Company’s direct and indirect subsidiaries, and Berry Petroleum Company, LLC filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas under the caption In re Linn Energy, LLC., et al., Case No. 16-60040.
On May 13, 2016, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Staff had determined the Company’s units representing limited liability company interests (“units”) will be delisted from NASDAQ. The decision was reached by the Staff under NASDAQ Listing Rules 5101, 5110(b) and IM‑5101‑1 as a result of the Company’s announcement that the Company filed the Bankruptcy Petitions, the associated public interest concerns raised by the Bankruptcy Petitions, concerns regarding the residual equity interest of the existing listed securities holders and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on NASDAQ. The Staff’s notice to the Company also stated that, on April 26, 2016, the Staff notified the Company that the bid price of the Company’s units had closed below $1.00 per unit for 30 consecutive trading days, and accordingly, it did not comply with Listing Rule 5450(a)(1), which served as an additional basis for the delisting determination.
The letter further indicates that, unless the Company requests an appeal, trading of the Company’s units will be suspended at the opening of business on May 24, 2016, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s units from listing and registration on NASDAQ.
The Company does not intend to appeal NASDAQ’s determination. If the Company does not appeal the Staff’s determination, the Company expects that its units will be eligible to be quoted on the OTC Pink operated by the OTC Markets Group Inc. (the “OTC Pink”). To be quoted on the OTC Pink, a market maker must sponsor the security and comply with SEC Rule 15c2‑11 before it can initiate a quote in a specific security. The OTC Pink is a significantly more limited market than NASDAQ, and the quotation of the Company’s units on the OTC Pink may result in a less liquid market available for existing and potential unitholders to trade units and could further depress the trading price of the Company’s units. There can be no assurance that any public market for the Company’s units will exist in the future or that the Company or its successor will be able to relist its units on a national securities exchange.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

May 16, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary